American Homes 4 Rent Fourth Quarter 2013 Financial Results

- Ongoing expansion of best-in-class operating platform -

- Continue strong occupancy of properties rent-ready for more than 90 days of 94.5% -

- Completed internalization of 100% of property management operations -

- Declared initial quarterly distribution of $0.05 per Class A common share -

AGOURA HILLS, Calif., March 13, 2014 /PRNewswire/ -- American Homes 4 Rent (NYSE: AMH), today announced its financial and operating results for the quarter and year ended December 31, 2013.

Fourth Quarter 2013 Highlights

  31.2% sequential quarterly growth in revenues to $64.9 million
  Funds from operations ("FFO") was $20.9 million or $0.09 per FFO share, compared to $19.6 million or $0.09 per FFO share for the third quarter
  Adjusted funds from operations ("AFFO") (as defined) was $25.6 million or $0.11 per FFO share, compared to $20.7 million or $0.10 per FFO share for the third quarter
  Net operating income from leased properties ("NOI") was $40.0 million, a 26.6% increase from the $31.6 million reported for the prior quarter
  9.4% increase in portfolio to 23,268 single-family properties from 21,267 as of September 30, 2013, and from January 1, 2014 through February 28, 2014, acquired an additional 1,533 homes, increasing the portfolio to 24,801
  3,473 properties leased during quarter ended December 31, 2013, for a total of 17,328 leased properties as of December 31, 2013
  Continued growth in total portfolio occupancy to 74.5% as of December 31, 2013, which has improved to 79.5% since yearend
  Solid tenant renewal rate of 73.4%

Year 2013 Highlights

  Revenues of $139.0 million and NOI of $86.5 million
  During 2013 acquired approximately 20,000 single-family properties in desirable sub-markets of 22 states
  Leased approximately 15,460 homes during 2013, raising the Company's total portfolio occupancy from 31.9% to 74.5%
  Successfully raised $886.8 million in initial public offering in July 2013
  2013 tenant renewal rate of 71.1%

"We are pleased with the continued growth in our portfolio and improved property operating results throughout 2013, resulting in sustained increases in cash generated from operations, enabling us to pay dividends to our shareholders," said David Singelyn, Chief Executive Officer. "Further, we are pleased to have completed the internalization of 100% of our property management functions, which provides us with consistency of service, control and branding in the operation of our properties. As we look ahead, we continue to see attractive opportunities to acquire quality single-family homes and to improve our operating results to drive increased cash flow and value creation."

Fourth Quarter 2013 Financial Results

The Company had total revenues of $64.9 million for the fourth quarter of 2013, an increase of 31.2% over the $49.5 million in total revenues for the third quarter of 2013. The growth in revenues resulted from continued strong leasing activity during the fourth quarter of 2013. Fourth quarter 2013 revenues were further supported by a strong average tenant renewal rate of approximately 73.4%. The Company reported a net loss of $9.5 million for the fourth quarter of 2013.

The Company had NOI of $40.0 million for the fourth quarter of 2013, an increase of 26.6% over the $31.6 million reported for the third quarter of 2013. This increase is primarily due to the significant growth in rental income resulting from a substantially larger number of leased properties.

The Company produced FFO of $20.9 million, or $0.09 per FFO share, and AFFO of $25.6 million, or $0.11 per FFO share, for the fourth quarter of 2013, compared to FFO of $19.6 million, or $0.09 per FFO share, and AFFO of $20.7 million, or $0.10 per FFO share, for the third quarter of 2013.

Year 2013 Financial Results

The Company produced total revenues of $139.0 million for 2013, compared to $4.5 million for 2012. The Company generated NOI of $86.5 million for 2013, compared to $2.8 million for 2012. The Company reported a net loss of $19.1 million for 2013.

NOI, FFO and AFFO are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.

Portfolio

During the fourth quarter of 2013, the Company leased 3,473 homes, for a total number of leased properties of 17,328 as of December 31, 2013. At December 31, 2013, the portfolio leased percentage for properties that have been rent-ready for more than 90 days was 94.5%, compared to 96.2% at the end of the third quarter of 2013.

AMH had 23,268 single-family properties as of December 31, 2013, compared to 21,267 properties as of September 30, 2013, a 9.4% increase in our portfolio during the fourth quarter. From January 1, 2014 through February 28, 2014, the Company acquired approximately 1,533 additional properties, increasing its total portfolio to approximately 24,801 single-family properties.

The following table provides a summary of properties in which the Company had an interest as of December 31, 2013:

	Properties (1)		Net Book Value			Averages Per Property
Market	Units	% of Total	$ millions	% of Total	Avg. per Property	Square Footage	Property Age (years)
Dallas-Fort Worth, TX	2,085	9.0%	$ 324.3	8.4%	$ 155,542	2,188	10.2
Indianapolis, IN	2,021	8.7%	292.5	7.6%	144,743	1,893	11.5
Greater Chicago area, IL and IN	1,519	6.5%	230.4	6.0%	151,702	1,861	12.4
Atlanta, GA	1,461	6.3%	237.0	6.1%	162,204	2,157	13.0
Cincinnati, OH	1,244	5.3%	207.4	5.4%	166,756	1,849	13.5
Houston, TX	1,223	5.3%	210.4	5.4%	172,010	2,293	9.6
Charlotte, NC	1,058	4.5%	177.8	4.6%	168,027	1,964	10.7
Nashville, TN	994	4.3%	199.2	5.2%	200,444	2,202	9.5
Jacksonville, FL	974	4.2%	140.6	3.6%	144,333	1,923	9.6
Phoenix, AZ	962	4.1%	143.2	3.7%	148,828	1,811	11.3
All Other (2)	9,727	41.8%	1,698.6	44.0%	174,611	1,905	11.2
Total / Average	23,268	100.0%	$ 3,861.4	100.0%	$ 165,948	1,972	11.2

(1)	Includes 377 properties in which the Company holds an approximate one-third interest
(2)	Represents 32 markets in 19 states

Capital activities and recent announcements

In the fourth quarter of 2013, the Company raised approximately $236.5 million through the issuance of 5,060,000 and 4,400,000 of our 5% Series A participating preferred shares and 5% Series B participating preferred shares, respectively, including the over-allotment. The 5% Series A participating preferred shares are traded under the symbol "AMHPRA" and the 5% Series B participating preferred shares are traded under the symbol "AMHPRB."

The Company continues to aggressively pursue a securitization transaction, which it expects to be completed in the next 60 days.

Dividends

On March 12, 2014, the Board of Trustees declared a quarterly distribution of $0.05 per Class A common share payable on April 10, 2014 to shareholders of record as of March 25, 2014. During the fourth quarter of 2013, the Board of Trustees declared an initial quarterly distribution of $0.05 per Class A common share, which was paid on January 10, 2014.

Conference Call

A conference call is scheduled on Friday, March 14, 2014, at 12:00 p.m. Eastern Time to discuss AMH's financial results for the year and quarter ended December 31, 2013 and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under "For Investors." A replay of the conference call may be accessed through March 28, 2014 by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay pin number 13576746, or by using the link at www.americanhomes4rent.com, under "For Investors."

Additional information

A copy of AMH's Fourth Quarter 2013 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a Current Report on Form 8-K.

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive single-family homes as rental properties. As of December 31, 2013, we owned 23,268 single-family properties in selected submarkets in 22 states. We are a leader in the single-family home rental industry and "American Homes 4 Rent" is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction.

Forward-Looking Statements

This press release contains "forward-looking statements." These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "intend," "potential," "plan," "goal" or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we have a continuing significant opportunity to acquire quality single-family homes, our ability to improve our operating results to drive increased cash flow and value creation, the expected timing to close our first securitization transaction and the anticipated timing of the expected dividend payment date for the Company's common shares. AMH has based these forward-looking statements on its current expectations and assumptions about future events. While AMH's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond AMH's control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. AMH undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AMH in general, see the "Risk Factors" disclosed in AMH's most recent registration statement on Form S-11 filed with the Securities and Exchange Commission on December 20, 2013.

Non-GAAP Financial Measures

This press release and the Fourth Quarter 2013 Supplemental Information Package include FFO, AFFO and NOI, which are non-GAAP financial measures. We believe these are helpful to understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same way we do, FFO, AFFO and NOI may not be comparable among REITs. In addition, FFO, AFFO and NOI are not substitutes for net income / (loss) or cash flow from operations, as defined by GAAP, as measures of our liquidity, operating performance or our ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Supplemental Information Package.

Contact Information
Investor Relations:
Email: investors@ah4r.com
Phone: (855) 794-2447

American Homes 4 Rent Consolidated Balance Sheets (Amounts in thousands, except share information)

	December 31,
	2013	2012
Assets
Single-family properties:
Land	$ 728,362	$ 96,139
Buildings and improvements	3,188,693	411,706
Single-family properties held for sale	6,569	-
	3,923,624	507,845
Less: accumulated depreciation	(62,202)	(2,132)
Single-family properties, net	3,861,422	505,713
Cash and cash equivalents	148,989	397,198
Restricted cash for resident security deposits	26,430	-
Rent and other receivables, net	6,863	6,586
Escrow deposits, prepaid expenses and other assets	39,212	11,961
Deferred costs and other intangibles, net	20,573	-
Goodwill	120,655	-
Total assets	$ 4,224,144	$ 921,458

Liabilities
Credit facility	$ 375,000	$ -
Accounts payable and accrued expenses	103,397	11,282
Amounts payable to affiliates	-	5,012
Contingently convertible Series E units liability	66,938	-
Preferred shares derivative liability	28,150	-
Total liabilities	573,485	16,294

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares, $0.01 par value
per share, 450,000,000 shares authorized,
184,869,219 and 38,663,998 shares issued and
outstanding at December 31, 2013 and 2012,
respectively	1,848	387
Class B common shares, $0.01 par value
per share, 50,000,000 shares authorized,
635,075 and 667 shares issued and
outstanding at December 31, 2013 and 2012,
respectively	6	-
Preferred shares, $0.01 par value per share,
100,000,000 shares authorized, 9,060,000 issued
and outstanding at December 31, 2013	91	-
Additional paid-in capital	2,996,478	914,565
Accumulated deficit	(63,479)	(10,278)
Total shareholders' equity	2,934,944	904,674

Noncontrolling interest	715,715	490
Total equity	3,650,659	905,164

Total liabilities and equity	$ 4,224,144	$ 921,458

American Homes 4 Rent Consolidated Statements of Operations (Amounts in thousands, except share and per share information)

	For the Three Months Ended		For the
	December 31, 2013 (Unaudited)	September 30, 2013 (Unaudited)	Year Ended December 31, 2013
Revenues:
Rents from single-family properties	$ 61,843	$ 47,364	$ 132,722
Other revenues from single-family properties	2,627	1,799	5,227
Other	420	300	1,083
Total revenues	64,890	49,463	139,032

Expenses:
Property operating expenses
Leased single-family properties	24,470	17,579	51,411
Vacant single-family properties and other	8,348	7,873	22,341
General and administrative expense	3,667	2,742	8,845
Advisory fees	-	-	6,352
Interest expense	-	-	370
Noncash share-based compensation expense	473	153	1,079
Acquisition fees and costs expensed	814	496	4,799
Depreciation and amortization	33,160	24,043	70,987
Total expenses	70,932	52,886	166,184

Gain on remeasurement of equity method investment	-	-	10,945
Remeasurement of Series E units	(1,619)	(438)	(2,057)
Remeasurement of Preferred shares	(1,810)	-	(1,810)

Loss from continuing operations	(9,471)	(3,861)	(20,074)

Discontinued operations
Gain on disposition of single-family properties	-	-	904
Income from discontinued operations	-	-	104
Total income from discontinued operations	-	-	1,008

Net loss	(9,471)	(3,861)	(19,066)

Noncontrolling interest	3,888	3,798	13,245
Dividends on preferred shares	1,160	-	1,160
Conversion of preferred units	-	-	10,456

Net loss attributable to common shareholders	$ (14,519)	$ (7,659)	$ (43,927)

Weighted average shares outstanding - basic and diluted	185,499,066	162,725,150	123,592,086

Net loss per share - basic and diluted:
Loss from continuing operations	$ (0.08)	$ (0.05)	$ (0.37)
Discontinued operations	-	-	0.01
Net loss attributable to common shareholders
per share - basic and diluted	$ (0.08)	$ (0.05)	$ (0.36)

Non-GAAP Financial Measures

Funds from Operations and Adjusted Funds from Operations

The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to FFO and AFFO for the three months ended September 30, 2013 and December 31, 2013 (amounts in thousands, except share and per share information):

	For the Three Months Ended
	December 31, 2013	September 30, 2013
Net loss attributable to common shareholders	$ (14,519)	$ (7,659)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,718	4,028
Depreciation and amortization of real estate assets	31,702	23,211
Funds from operations	$ 20,901	$ 19,580
Adjustments:
Acquisition fees and costs expensed	814	496
Noncash share-based compensation expense	473	153
Remeasurement of Series E units	1,619	438
Remeasurement of Preferred shares	1,810	-
Adjusted funds from operations	$ 25,617	$ 20,667
Weighted average number of FFO shares (1)	239,122,332	216,348,416
FFO per weighted average FFO share	$ 0.09	$ 0.09
AFFO per weighted average FFO share	$ 0.11	$ 0.10

(1)

Includes 162,725,150 and 185,499,066 weighted average Class A common shares and Class B common shares outstanding for the three months ended September 30, 2013 and December 31, 2013, respectively, and assumes full conversion of all Operating Partnership units outstanding, including 13,787,292 Class A units, 31,085,974 Series C units, 4,375,000 Series D units and 4,375,000 Series E units.

FFO is a non-GAAP measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income or loss calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute AFFO by adjusting FFO for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of properties with existing leases, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and Preferred shares derivative liability to fair value.

We present FFO and FFO per FFO share because we consider FFO to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company. We believe that FFO is a helpful measure of a REIT's performance since FFO excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that AFFO and AFFO per FFO share are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO and AFFO are not a substitute for net cash flow provided by operating activities or net loss per share, as determined in accordance with GAAP, as a measure of our liquidity or operating performance or our ability to pay dividends. FFO and AFFO also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute FFO and AFFO in the same manner, FFO and AFFO may not be comparable among REITs.

Reconciliation of Net Operating Income to Net Loss

NOI is a supplemental non-GAAP financial measure that AMH defines as rents from single-family properties and other revenues from single-family properties, less property operating expenses for leased single-family properties. NOI excludes income from discontinued operations, remeasurement of preferred shares, remeasurement of Series E units, gain on remeasurement of equity method investment, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, advisory fees, general and administrative expense, property operating expenses for vacant single-family properties and other and other revenues.

AMH considers NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. It should be considered only as a supplement to net income / (loss) as a measure of our performance. NOI should not be used as a measure of AMH's liquidity, nor is it indicative of funds available to fund AMH's cash needs, including its ability to pay dividends or make distributions. NOI also should not be used as a substitute for net income / (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

The following is a reconciliation of NOI to net loss as determined in accordance with GAAP (amounts in thousands):

	For the Three Months Ended		For the Years Ended December 31,
	December 31, 2013	September 30, 2013	2013	2012
Net loss	$ (9,471)	$ (3,861)	$ (19,066)	$ (10,236)
Income from discontinued operations	-	-	(1,008)	-
Remeasurement of Preferred shares	1,810	-	1,810	-
Remeasurement of Series E units	1,619	438	2,057	-
Gain on remeasurement of equity method investment	-	-	(10,945)	-
Depreciation and amortization	33,160	24,043	70,987	2,111
Acquisitions fees and costs expensed	814	496	4,799	869
Noncash share-based compensation expense	473	153	1,079	70
Interest expense	-	-	370	-
Advisory fees	-	-	6,352	937
General and administrative expense	3,667	2,742	8,845	7,199
Property operating expenses for vacant
single-family properties and other	8,348	7,873	22,341	1,846
Other revenues	(420)	(300)	(1,083)	-
Net operating income	$ 40,000	$ 31,584	$ 86,538	$ 2,796